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                                                                  EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus constituting part of this registration on Form N-14 (the "Registration Statement") of our report dated February 16, 1993, relating to the financial statements and financial highlights appearing in the December 31, 1992 Annual Report to Shareholders of the AIM Funds Group which is included in the Prospectus and Statement of Additional Information of AIM Funds Group, dated August 4, 1997, which is also incorporated by reference into the Registration Statement.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
November 21, 1997


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement and Prospectus constituting part of this registration statement on Form N-14 (the "Registration Statement") of our report dated January 30, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of the INVESCO Advisor Funds, Inc. which is included in the Prospectus and Statement of Additional Information of AIM Advisor Funds, Inc., dated August 4, 1997, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accountants" in the Agreement and Plan of Reorganization for AIM Advisor Cash Management Fund and in the Agreement and Plan of Reorganization for AIM Advisor Income Fund included in the Registration Statement.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Denver, Colorado
November 21, 1997